Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of ALLTEL Corporation (the "Corporation"), acting pursuant to authorization of the Board of Directors of the Corporation, hereby appoints Scott T. Ford, Francis X. Frantz, Jeffery R. Gardner and David A. Gatewood, or any of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Corporation, to sign a Registration Statement on Form S-3, and any amendments (including post effective amendments) and supplements thereto, of the Corporation to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended, with respect to the issuance and sale of debt, equity, and equity-linked securities of the Corporation, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand this 28 day of March, 2002.

Signed:	/s/ Joe T. Ford
/s/ Scott T. Ford
/s/ David A. Gatewood
/s/ John R. Belk
/s/ Dennis E. Foster
/s/ Lawrence L. Gellerstedt, III
/s/ Charles H. Goodman
/s/ Emon A. Mahony, Jr
/s/ Josie C. Natori
/s/ Gregory W. Penske
/s/ Frank E. Reed
/s/ Fred W. Smith
/s/ Warren A. Stephens
/s/ Ronald Townsend